Exhibit 99.3
FORWARD-LOOKING STATEMENTS

This offering circular contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions. These statements include, among others, statements regarding our expected business outlook, anticipated financial and operating results, our business strategy and means to implement the strategy, our objectives, the amount and timing of capital expenditures, the likelihood of our success in expanding our business, financing plans, budgets, working capital needs and sources of liquidity.

Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the expansion of product offerings geographically or through new applications, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve known and unknown risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following:

•	general economic conditions and construction activity in the markets where we operate in North America;

•	relationships with new equipment suppliers;

•	increased maintenance and repair costs;

•	our substantial leverage;

•	the risks associated with the expansion of our business;

•	our possible inability to integrate any businesses we acquire;

•	competitive pressures;

•	compliance with laws and regulations, including those relating to environmental matters; and

•	other factors discussed under “Risk Factors” or elsewhere in this offering circular.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after we distribute this offering circular, whether as a result of any new information, future events or otherwise. Potential investors should not place undue reliance on our forward-looking statements. Before you invest in the notes, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this offering circular could harm our business, prospects, operating results, and financial condition. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results or performance.

RECENT DEVELOPMENTS

Debt Tender and Consent Solicitation.  We intend to use the net proceeds from this offering of senior unsecured notes, together with available cash balances and borrowings under our existing senior secured credit facility, to purchase any and all of our existing $53.0 million aggregate principal amount 12 1/2% senior subordinated notes due 2013 (referred to as the “existing senior subordinated notes”) and $200.0 million aggregate principal amount 11 1/8% senior secured notes due 2012 (referred to as the “existing senior secured notes” and, together with the existing senior subordinated notes, the “existing notes”). On May 25, 2006, we commenced an offer to purchase these existing notes together with a consent solicitation designed to remove, following the purchase of our existing notes, substantially all of the restrictive covenants and a number of the events of default that currently apply to our existing notes (which we refer to in this offering circular as the “Tender Offer”). We have received tenders and consents with respect to 100% of the existing senior subordinated notes and approximately 97.8% of the existing senior secured notes, and as a result, we have entered into an amendment to each of the indentures governing the existing notes to remove the covenants and events of default. The amendments to the indentures will become operative upon our purchase of our existing notes tendered in connection with the consents. In connection with this offering and the Tender Offer we are also seeking to amend our senior secured credit facility to increase the aggregate principal amount of the facility from $165.0 million to $250.0 million. The increase in our senior secured credit facility is not a condition to this offering or the Tender Offer. The successful completion of this offering of senior unsecured notes and the consent of the lenders under our existing senior secured credit facility is a condition to the completion of the Tender Offer. However, we may not seek an increase of our senior secured credit facility in the event this offering is not successfully completed. The offer to purchase will expire at Midnight, New York City time, on August 3, 2006, unless extended by us. We cannot assure you that the debt tender will be successfully completed.

Reorganization Transactions. In connection with our initial public offering, we converted H&E Equipment Services L.L.C. (“H&E LLC”), a Louisiana limited liability company and the wholly-owned operating subsidiary of H&E Holding L.L.C. (“H&E Holdings”) into H&E Equipment Services, Inc., a Delaware corporation. Prior to our initial public offering, our business was conducted through H&E LLC. In order to have an operating Delaware corporation as the issuer for our initial public offering, H&E Equipment Services, Inc., was formed as a Delaware corporation and a wholly-owned subsidiary of H&E Holdings, and immediately prior to the closing of the initial public offering on February 3, 2006, H&E LLC and H&E Holdings merged with and into us (H&E Equipment Services, Inc.), with us surviving the reincorporation merger as the operating company. In these transactions, holders of preferred limited liability company interests and holders of common limited liability company interests in H&E Holdings received shares of our common stock. We refer to these transactions collectively in this offering circular as the “Reorganization Transactions.”

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

The following tables set forth, for the periods and dates indicated, our summary historical and pro forma financial data. The summary historical consolidated financial data for our fiscal years ended December 31, 2003, 2004 and 2005 have been derived from our audited consolidated financial statements included elsewhere in this offering circular. The summary historical financial data for the three months ended March 31, 2005 and 2006 (as Restated) have been derived from our unaudited condensed consolidated financial statements included elsewhere in this offering circular. The unaudited condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of our management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for those periods. The results for any interim period are not necessarily indicative of the results that may be expected for a full year. The historical results included here and elsewhere in this offering circular are not necessarily indicative of future performance or results of operations.

The summarized unaudited pro forma financial data for the year ended December 31, 2005 and for the three months ended March 31, 2006 have been prepared to give pro forma effect to (1) our acquisition as of February 28, 2006 of all of the capital stock of Eagle High Reach Equipment, Inc. and all of the equity interests of its subsidiary, Eagle High Reach Equipment, LLC (together, “Eagle”), for a formula-based purchase price of approximately $59.9 million, subject to post-closing adjustment, plus assumed indebtedness of approximately $2.0 million (the “Eagle acquisition”), (2) the Reorganization Transactions (as defined below) and our initial public offering of our common stock, including the application of net proceeds from that offering, and (3) the issuance and sale of notes in this offering, the application of the net proceeds from this offering, and the other sources and uses of funds as discussed under “Use of Proceeds” (together, the “Refinancing”), in each case as if they had occurred on January 1, 2005 with respect to statement of operations and other financial data. The summarized unaudited as adjusted balance sheet data as of March 31, 2006 have been prepared to give pro forma effect to the Refinancing as if it had occurred on March 31, 2006. See note 3 of the notes to our unaudited consolidated financial statements for the three months ended March 31, 2006 (as Restated) included elsewhere in this offering circular for a description of the application of net proceeds from our initial public offering of our common stock. This data is subject, and gives effect, to the assumptions and adjustments described in the notes accompanying the unaudited pro forma condensed consolidated financial statements included elsewhere in this offering circular. The summary unaudited pro forma financial data is presented for informational purposes only and should not be considered indicative of actual results of operations that would have been achieved had the transactions described above been consummated on the dates indicated, and do not purport to be indicative of results of operations for any future period.

The summary consolidated financial data presented below represents portions of our financial statements and are not complete. You should read this information in conjunction with “Use of Proceeds,” “Capitalization,” “Selected Historical Condensed Consolidated Financial Data,” “Unaudited Pro Forma Condensed Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included elsewhere in this offering circular.

	For the Year Ended				For the Three Months Ended
	December 31,				March 31,
				2005 Pro			2006 Pro
	2003	2004	2005	Forma(1)	2005	2006	Forma(1)
						(Restated)
	(Amounts in thousands)

Statement of operations data(2):
Revenues:
Equipment rentals	$153,851	$160,342	$190,794	$219,126	$40,591	$53,995	$58,682
New equipment sales	81,692	116,907	156,341	150,778	30,298	55,715	55,482
Used equipment sales	70,926	84,999	111,139	112,124	25,619	31,654	31,595
Parts sales	53,658	58,014	70,066	70,473	16,424	19,313	19,358
Service revenue	33,349	33,696	41,485	41,485	9,163	12,334	12,334
Other	20,510	24,214	30,385	31,539	6,455	9,199	9,445

Total revenues	413,986	478,172	600,210	625,525	128,550	182,210	186,896	(3)

Cost of revenues:
Rental depreciation	55,244	49,590	54,534	67,017	12,164	16,860	19,442
Rental expense	49,696	50,666	47,027	39,551	11,519	10,612	11,078
New equipment sales	73,228	104,111	137,169	132,094	26,463	48,561	48,380
Used equipment sales	58,145	67,906	84,696	84,358	19,796	23,799	23,632
Parts sales	39,086	41,500	49,615	49,720	11,435	13,524	13,558
Service revenue	13,043	12,865	15,417	15,417	3,246	4,567	4,567
Other	26,433	28,246	30,151	33,317	7,197	8,264	8,900

Total cost of revenues	314,875	354,884	418,609	421,474	91,820	126,187	129,557

Gross profit:
Equipment rentals	48,911	60,086	89,233	112,558	16,908	26,523	28,162
New equipment sales	8,464	12,796	19,172	18,684	3,835	7,154	7,102
Used equipment sales	12,781	17,093	26,443	27,766	5,823	7,855	7,963
Parts sales	14,572	16,514	20,451	20,753	4,989	5,789	5,800
Service revenue	20,306	20,831	26,068	26,068	5,917	7,767	7,767
Other	(5,923)	(4,032)	234	(1,778)	(742)	935	545

Total gross profit	99,111	123,288	181,601	204,051	36,730	56,023	57,339
Selling, general and administrative expenses	93,054	97,525	111,409	121,571	25,806	41,043	43,339

	For the Year Ended					For the Three Months Ended
	December 31,					March 31,
				2005 Pro				2006 Pro
	2003	2004	2005	Forma(1)		2005	2006	Forma(1)
							(Restated)
	(Amounts in thousands, except share and per share data)

Loss from litigation	17,434	—	—	—		—	—	—
Related party expense	1,275	—	—	—		—	—	—
Gain on sale of property and equipment	80	207	91	91		41	99	99

Income (loss) from operations	(12,572)	25,970	70,283	82,571		10,965	15,079	22,099

Other income (expense):
Interest expense(4)	(39,394)	(39,856)	(41,822)	(28,542	)(5)	(10,104)	(10,167)	(7,224	)(5)
Other, net	221	149	372	376		90	75	75

Total other expense, net	(39,173)	(39,707)	(41,450)	(28,166)		(10,014)	(10,092)	(7,149)

Income (loss) before income taxes	(51,745)	(13,737)	28,833	54,405		951	4,987	14,950
Income tax provision (benefit)	(5,694)	—	673	10,200		—	1,067	3,574

Net income (loss)	$(46,051)	$(13,737)	$28,160	$44,205		$951	$3,920	$11,376

Net income (loss) per common share(6):
Basic	$(1.81)	$(0.54)	$1.10	$1.17		$0.04	$0.12	$0.34
Diluted	$(1.81)	$(0.54)	$1.10	$1.17		$0.04	$0.12	$0.34
Common shares used to compute net income (loss) per common share(6):
Basic	25,492,019	25,492,019	25,492,019	37,703,467		25,492,019	33,458,165	33,458,165
Diluted	25,492,019	25,492,019	25,492,019	37,703,467		25,492,019	33,461,521	33,461,521

Other financial data:
EBITDA(7)	$46,808	$79,645	$130,515	$155,713		$24,350	$33,594	$43,258
Adjusted EBITDA(7)	64,242	79,645	130,515	155,713		24,350	41,594	43,258
Depreciation and amortization(8)	59,159	53,526	59,860	72,766		13,295	18,440	21,084
Total capital expenditures (gross)(9)	41,923	86,790	190,908	200,513		30,460	78,390	79,032
Total capital expenditures (net)(10)	(12,056)	21,045	102,920	110,235		9,068	53,574	54,046

	As of March 31, 2006
	Actual	As Adjusted(11)
	(Restated)
	(Amounts in thousands)
Balance sheet data:
Cash	$25,768	$768
Rental equipment, net	383,651	383,651
Goodwill	26,066	26,066
Deferred financing costs	7,836	11,972
Total assets	667,179	646,315
Total debt(12)	244,332	264,919
Stockholders’ equity	205,904	166,729

Twelve Month
Period Ended
March 31, 2006
Pro Forma Credit Statistics
Pro forma EBITDA(13) (Amounts in thousands)	$169,120
Pro forma interest expense(5) (Amounts in thousands)	$29,255
Ratio of pro forma EBITDA to pro forma interest expense(13)(5)	5.8x
Ratio of total debt as adjusted to pro forma EBITDA(11)(12)(13)	1.6x

(1)	The unaudited pro forma financial data for the year ended December 31, 2005 and three months ended March 31, 2006 have been prepared to give pro forma effect to (1) the Eagle acquisition, (2) the Reorganization Transactions and our initial public offering of our common stock, including the application of net proceeds from that offering, and (3) the Refinancing, in each case as if they had occurred on January 1, 2005.

(2)	See note 18 of the 2005 annual consolidated financial statements of H&E LLC included elsewhere in this offering circular discussing business segment information.

(3)	Pro forma total revenues for the twelve month period ended March 31, 2006 were $678.5 million.

(4)	Interest expense is comprised of cash-pay interest (interest recorded on debt and other obligations requiring periodic cash payments) and non-cash pay interest.

(5)	Interest rates used in the computation of pro forma interest expense are subject to change. For the computation of the interest rate on the notes offered hereby, we have assumed an interest rate of 8.0%. A 0.125% increase or decrease in the assumed interest rate would increase or decrease, as the case may be, on a pre-tax basis interest expense by $0.3 million for the year ended December 31, 2005 and $0.1 million for the three month period ended March 31, 2006.

(6)	In calculating shares of common stock outstanding, we give retroactive effect to the completion of the Reorganization Transactions as if the Reorganization Transactions had occurred as of the beginning of the earliest year presented with respect to statement of operations data. See “Certain Relationships and Related Party Transactions — Reorganization Transactions.” For pro forma purposes, we give retroactive effect to the completion of both the Reorganization Transactions and our initial public offering as if each had occurred on January 1, 2005.

(7)	We define EBITDA as net income (loss) from continuing operations before interest expense, income taxes, and depreciation and amortization. We define Adjusted EBITDA as EBITDA as adjusted for (1) with respect to the year ended December 31, 2003, the loss from litigation that was recorded in 2003 and (2) with respect to the three months ended March 31, 2006, as adjusted for the management services agreement termination fee that was recorded in the three month period ended March 31, 2006. We use EBITDA and Adjusted EBITDA in our business operations to, among other things, evaluate the performance of our business, develop budgets and measure our performance against those budgets. We also believe that analysts and investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate a company’s overall operating performance. However, EBITDA and Adjusted EBITDA have material limitations as analytical tools and you should not consider these in isolation, or as a substitute for analysis of our results as reported under GAAP. We find them as useful tools to assist us in evaluating our performance because they eliminate items related to capital structure, income taxes and non-cash charges. The items that we have eliminated in determining EBITDA and Adjusted EBITDA are interest expense, income taxes, depreciation of fixed assets (which includes rental equipment and property and equipment) and amortization of intangible assets and, in the case of Adjusted EBITDA, the loss from litigation or the termination fee, as applicable. However, some of these eliminated items are significant to our business. For example, (i) interest expense is a necessary element of our costs and ability to generate revenue because we incur a significant amount of interest expense related to our outstanding indebtedness; (ii) payment of income taxes is a necessary element of our costs; and (iii) depreciation is a necessary element of our costs and ability to generate revenue because rental equipment is the single largest component of our total assets and we recognize a significant amount of depreciation expense over the estimated useful life of this equipment. Any measure that eliminates components of our capital structure and costs associated with carrying significant amounts of fixed assets on our balance sheet has material limitations as a performance measure. In light of the foregoing limitations, we do not rely solely on EBITDA and Adjusted EBITDA as performance measures and also consider our GAAP results. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other measures derived in accordance with GAAP. Because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures used by other companies.

Set forth below is a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for the periods presented.

	For the Year Ended December 31,				Three Months Ended March 31,
				2005			2006
	2003	2004	2005	Pro Forma(1)	2005	2006	Pro Forma(1)
						(Restated)
	(Amounts in thousands)

Net income (loss)	$(46,051)	$(13,737)	$28,160	$44,215	$951	$3,920	$11,376
Income tax provision (benefit)	(5,694)	—	673	10,200	—	1,067	3,574
Interest expense	39,394	39,856	41,822	28,542	10,104	10,167	7,224
Depreciation and amortization(8)	59,159	53,526	59,860	72,766	13,295	18,440	21,084

EBITDA	46,808	79,645	130,515	155,713	24,350	33,594	43,258
Loss from litigation	17,434	—	—	—	—	—	—
Management services agreement termination fee	—	—	—	—	—	8,000	—

Adjusted EBITDA	$64,242	$79,645	$130,515	$155,713	$24,350	$41,594	$43,258

(8)	This amount excludes amortization of loan discounts and amortization of deferred financing costs included in interest expense.

(9)	Total capital expenditures (gross) include rental equipment purchases, assets transferred from new and used inventory to rental fleet and property and equipment purchases.

(10)	Total capital expenditures (net) include rental equipment purchases, assets transferred from new and used inventory to rental fleet and property and equipment purchases less proceeds from the sale of these assets.

(11)	The amounts shown in the “As Adjusted” column give pro forma effect to the Refinancing and assume that all of our existing notes will be tendered and purchased in the Tender Offer and assume the amount of the tender offer price and fees described in this offering circular under “Use of Proceeds.” Amounts will depend upon the amount of existing notes actually tendered and purchased, and the actual amount of the tender offer consideration. In addition, amounts will depend upon the amount of cash on hand that is available at the time, and we may borrow more or less under our senior secured credit facility depending upon the amount of cash available. See “Use of Proceeds” discussion for further information. To date, approximately $4.5 million of the existing senior secured notes have not been tendered and there can be no assurances that they will be tendered. To the extent they are not tendered, the amount of our total debt may increase.

(12)	Actual total debt represents amounts outstanding under the senior secured credit facility, existing senior secured and senior subordinated notes, notes payable and capital leases. Total debt as adjusted represents amounts outstanding under the senior secured credit facility, the notes offered hereby, notes payable and capital leases.

(13)	See note (2) under the “Unaudited Pro Forma Condensed Consolidated Financial Data” for a description and reconciliation of pro forma EBITDA.

Certain monetary amounts, percentages and other figures included in this offering circular have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or when aggregated may not be the arithmetic aggregation of the percentages that precede them.

RISK FACTORS — RISKS RELATED TO OUR NOTES AND THIS OFFERING

We expect that we will recognize a substantial charge that will reduce our net income as a result of this offering of senior unsecured notes and the anticipated use of proceeds.

We expect that, in connection with our use of proceeds from this offering of senior unsecured notes to purchase our outstanding existing notes in the Tender Offer, we will write-off unamortized debt issuance costs of approximately $5.9 million, based on amounts as of March 31, 2006, that we capitalized in connection with the original issuance of those outstanding existing notes, as well as recognize a substantial nonrecurring cash charge representing the tender premium and consent solicitation fees paid to holders of the outstanding existing notes in the Tender Offer. Accordingly, as a result of this offering and the anticipated use of proceeds, we expect that we will recognize a substantial charge that will reduce our net income for the third quarter and fiscal year 2006, with a corresponding negative impact on earnings per common share. These negative consequences are not reflected in the pro forma financial presented in this offering circular.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2006:

•	on an actual basis; and

•	as adjusted to reflect the Tender Offer (including related transaction costs and assuming that all of our existing senior subordinated notes and all of our existing senior secured notes are tendered and purchased in the Tender Offer), the sale of the notes in this offering and the application of the proceeds from this offering, and related borrowings under our senior secured credit facility to fund a portion of the Tender Offer as described under “Use of Proceeds.”

You should read this information in conjunction with “Selected Historical Condensed Consolidated Financial Data,” “Unaudited Pro Forma Condensed Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes appearing elsewhere in this offering circular.

	As of March 31, 2006
	Actual	As Adjusted
	(Restated)
	(Amounts in thousands)

Cash(1)	$25,768	$768
Debt:
Senior secured credit facility(1)(2)	—	13,703
Existing 11 1/8% senior secured notes(3)	198,903	—
Existing 12 1/2% senior subordinated notes(3)	44,213	—
Notes offered hereby	—	250,000
Other debt(4)	1,216	1,216

Total debt	244,332	264,919
Stockholders’ equity(5)	205,904	166,729

Total capitalization	$450,236	$431,648

(1)	The amounts shown in the “As Adjusted” column assume that all of our existing notes will be tendered and purchased in the Tender Offer and assume the amount of the tender offer price and fees described in this offering circular under “Use of Proceeds.” Actual amounts will depend upon the amount of existing notes actually tendered and purchased, and the actual amount of the tender offer consideration. In addition, actual amounts will depend upon the amount of cash on hand that is available at the time, and we may borrow more or less under our senior secured credit facility depending upon the amount of cash available.

(2)	At June 30, 2006, we had no outstanding borrowings under our senior secured credit facility with $156.7 million in additional borrowing availability, net of $8.3 million of issued standby letters of credit. We are seeking to amend our senior secured credit facility to increase the aggregate principal amount of the facility from $165.0 million to $250.0 million. The increase in our senior secured credit facility is not a condition to the Tender Offer or to this offering. However, we may not seek an increase of our senior secured credit facility in the event this offering is not successfully completed. The actual amount of borrowings under our credit facility to purchase our existing notes as described above assumes that all of our existing notes will be tendered and purchased in the Tender Offer and assumes the amount of the tender offer price and fees described in this offering circular under “Use of Proceeds.” Actual amounts may differ depending upon the amount of existing notes actually tendered and purchased, the actual amount of the tender offer consideration, and the actual amount of available cash balances.

(3)	Amounts shown in the “Actual” column above are net of unamortized discount. Amounts in “as adjusted” column assume that all of our existing notes will be tendered and purchased in the Tender Offer. To date, approximately $4.5 million of the existing senior secured notes have not been tendered and there can be no assurance that they will be tendered. To the extent they are not tendered, the as adjusted amount of existing senior secured notes would increase by a comparable amount less the unamortized discount with respect to such notes.

(4)	At March 31, 2006, other debt included approximately $1.2 million of notes payable, which includes a $0.8 million capital lease obligation. Amount does not include other liabilities reflected on our balance sheet as of March 31, 2006, including approximately $118.0 million of manufacturer flooring plans payable.

(5)	Includes estimated loss on early extinguishment of debt at March 31, 2006 comprised of approximately $41.5 million for tender premiums, consent solicitation fees and the write-off of unamortized original issue discount and deferred financing costs related to the existing senior secured and existing senior subordinated notes, net of estimated tax effects. As a result of these costs and expenses, we expect that we will recognize a substantial charge that will reduce our net income for the third quarter and fiscal year 2006, with a corresponding negative impact on earnings per common share. These negative consequences are not reflected in the pro forma financial information presented in this offering circular.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma condensed consolidated financial information for the year ended December 31, 2005 and for the three months ended March 31, 2006 (as Restated) is derived from (1) our historical consolidated financial statements included elsewhere in this offering circular and (2) the historical consolidated financial statements of Eagle for the twelve months ended December 31, 2005 and two months ended February 27, 2006. Historically, Eagle has reported its financial results using June 30 as its fiscal year end. To conform to our calendar year end, Eagle’s historical results have been recasted to reflect unaudited results for the twelve months ended December 31, 2005. We consummated the Eagle acquisition on February 28, 2006 and Eagle’s results of operations have been included in the Company’s historical results since that date. Therefore, Eagle’s historical operating results for the three months ended March 31, 2006 only include the period from January 1, 2006 through February 27, 2006. Accordingly, the historical amounts disclosed for Eagle in these unaudited pro forma condensed combined statements of operations will not agree with Eagle’s audited financial statements appearing elsewhere in this offering circular. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this offering circular, the consolidated financial statements of Eagle and related notes included elsewhere in this offering circular, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information appearing elsewhere in this offering circular. In the Eagle acquisition, we acquired all of the capital stock of Eagle High Reach Equipment, Inc. and all of the equity interests of its subsidiary, Eagle High Reach Equipment, LLC. Eagle High Reach Equipment, Inc. held a 50% ownership interest in its subsidiary, Eagle High Reach Equipment, LLC, and SBN Eagle LLC held the remaining 50%.

The unaudited pro forma condensed consolidated statement of operations data for the year ended December 31, 2005 and for the three months ended March 31, 2006 have been prepared to give pro forma effect to (1) the Eagle acquisition, (2) the Reorganization Transactions and our initial public offering of our common stock, including the application of net proceeds from that offering and (3) the Refinancing, in each case as if they had occurred on January 1, 2005. The selected unaudited as adjusted balance sheet data as of March 31, 2006 have been prepared to give pro forma effect to the Refinancing as if it had occurred on March 31, 2006. See note 3 of the notes to our unaudited consolidated financial statements for the three months ended March 31, 2006 (as Restated) included elsewhere in the offering circular for a description of the application of net proceeds from our initial public offering of our common stock. The unaudited pro forma condensed consolidated financial statements presented below are based upon preliminary estimates of purchase price allocations and do not reflect any anticipated operating efficiencies or cost savings from the integration of Eagle into our business. In addition, the unaudited pro forma condensed consolidated financial statements presented below are based on estimated amounts of sources and uses of funds as described in note (2) under “Use of Proceeds.”

The unaudited pro forma condensed consolidated financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions we believe are reasonable, but are subject to change. We have made, in our opinion, all adjustments that are necessary to present fairly the unaudited pro forma financial data. The unaudited pro forma condensed consolidated financial data is presented for informational purposes only and should not be considered indicative of actual results of operations that would have been achieved had the transactions described above been consummated on the dates indicated, and do not purport to be indicative of results of operations for any future period.

	Year Ended December 31, 2005
		Reorganization
		and Initial
		Public Offering		Eagle	Acquisition		Refinancing
	H&E Historical	Adjustments		Historical(1)	Adjustments		Adjustments		Pro Forma
	(Amounts in thousands, except share and per share data)

Statement of operations data(2):
Revenues:
Equipment rentals	$190,794	$—		$28,546	$(214	)(3)	$—		$219,126
New equipment sales	156,341	—		1,157	(6,720	)(3)	—		150,778
Used equipment sales	111,139	—		2,290	(1,305	)(3)	—		112,124
Parts sales	70,066	—		456	(49	)(3)	—		70,473
Service revenue	41,485	—		—	—		—		41,485
Other	30,385	—		1,157	(3	)(3)	—		31,539

Total revenues	600,210	—		33,606	(8,291)		—		625,525

Cost of revenues:
Rental depreciation	54,534	6,020	(4)	7,774	(1,311	)(5)	—		67,017
Rental expense	47,027	(12,932	)(4)	5,456	—		—		39,551
New equipment sales	137,169	—		1,101	(6,176	)(3)	—		132,094
Used equipment sales	84,696	—		843	(1,181	)(3)	—		84,358
Parts sales	49,615	—		136	(31	)(3)	—		49,720
Service revenue	15,417	—		—	—		—		15,417
Other	30,151	—		3,166	—		—		33,317

Total cost of revenues	418,609	(6,912)		18,476	(8,699)		—		421,474

Gross profit:
Equipment rentals	89,233	6,912		15,316	1,097		—		112,558
New equipment sales	19,172	—		56	(544)		—		18,684
Used equipment sales	26,443	—		1,447	(124)		—		27,766
Parts sales	20,451	—		320	(18)		—		20,753
Service revenue	26,068	—		—	—		—		26,068
Other	234	—		(2,009)	(3)		—		(1,778)

Total gross profit	181,601	6,912		15,130	408		—		204,051
Selling, general and administrative expenses	111,409	(2,127	)(6)	12,289	—		—		121,571
Gain on sale of property and equipment	91	—		—	—		—		91

Income from operations(7)	70,283	9,039		2,841	408		—		82,571

Other income (expense):
Interest expense(8)	(41,822)	4,989	(9)	(1,557)	1,309	(10)	7,425	(11)	(29,656)
	—	1,114	(12)	—	—		—		1,114
Other, net	372	—		4	—		—		376

Total other income (expense), net	(41,450)	6,103		(1,553)	1,309		7,425		(28,166)

Income before minority interest	28,833	15,142		1,288	1,717		7,425		54,405
Minority interest in net income of subsidiary	—	—		(648)	648	(13)	—		—

Income before income taxes	28,833	15,142		640	2,365		7,425		54,405
Income tax provision	673	5,765	(14)	16	919	(14)	2,827	(14)	10,200

Net income	$28,160	$9,377		$624	$1,446		$4,598		$44,205

Net income per common share(15):
Basic	$1.10	$1.04		$—	$0.46		$—		$1.17
Diluted	$1.10	$1.04		$—	$0.46		$—		$1.17
Common shares used to compute net income per common share(15):
Basic	25,492,019	9,050,250		—	3,161,198		—		37,703,467
Diluted	25,492,019	9,050,250		—	3,161,198		—		37,703,467

	Three Months Ended March 31, 2006 (Restated)
		Reorganization
		and Initial
		Public Offering		Eagle	Acquisition		Refinancing
	H&E Historical	Adjustments		Historical(1)	Adjustments		Adjustments		Pro Forma
	(Restated)
	(Amounts in thousands, except share and per share data)

Statement of operations data(2):
Revenues:
Equipment rentals	$53,995	$—		$4,836	$(149	)(3)	$—		$58,682
New equipment sales	55,715	—		27	(260	)(3)	—		55,482
Used equipment sales	31,654	—		170	(229	)(3)	—		31,595
Parts sales	19,313	—		49	(4	)(3)	—		19,358
Service revenue	12,334	—		—	—		—		12,334
Other	9,199	—		246	—		—		9,445

Total revenues	182,210	—		5,328	(642)		—		186,896

Cost of revenues:
Rental depreciation	16,860	1,505	(4)	1,214	(137	)(5)	—		19,442
Rental expense	10,612	(1,047	)(4)	1,513			—		11,078
New equipment sales	48,561	—		19	(200	)(3)	—		48,380
Used equipment sales	23,799	—		44	(211	)(3)	—		23,632
Parts sales	13,524	—		37	(3	)(3)	—		13,558
Service revenue	4,567	—		—	—		—		4,567
Other	8,264	—		636	—		—		8,900

Total cost of revenues	126,187	458		3,463	(551)		—		129,557

Gross profit:
Equipment rentals	26,523	(458)		2,109	(12)		—		28,162
New equipment sales	7,154	—		8	(60)		—		7,102
Used equipment sales	7,855	—		126	(18)		—		7,963
Parts sales	5,789	—		12	(1)		—		5,800
Service revenue	7,767	—		—	—		—		7,767
Other	935	—		(390)	—		—		545

Total gross profit	56,023	(458)		1,865	(91)		—		57,339
Selling, general and administrative expenses	41,043	(186	)(6)	2,482	—		—		43,339
	—	(8,000	)(7)	—	—		—		(8,000)
Gain on sale of property and equipment	99	—		—	—		—		99

Income (loss) from operations	15,079	7,728		(617)	(91)		—		22,099

Other income (expense):
Interest expense(8)	(10,167)	846	(9)	(309)	271	(10)	1,974	(11)	(7,385)
	—	161	(12)	—	—		—		161
Other, net	75	—		—	—		—		75

Total other income (expense), net	(10,092)	1,007		(309)	271		1,974		(7,149)

Income (loss) before minority interest	4,987	8,735		(926)	180		1,974		14,950
Minority interest in net loss of subsidiary	—	—		391	(391	)(13)	—		—

Income (loss) before income taxes	4,987	8,735		(535)	(211)		1,974		14,950
Income tax provision (benefit)	1,067	2,374	(14)	1	(398	)(14)	530	(14)	3,574

Net income (loss)	$3,920	$6,361		$(536)	$187		$1,444		$11,376

Net income per common share(15):
Basic	$0.12	$—		$—	$—		$—		$0.34
Diluted	$0.12	$—		$—	$—		$—		$0.34
Common shares used to compute net income per common share(15):
Basic	33,458,165	—		—	—		—		33,458,165
Diluted	33,461,521	—		—	—		—		33,461,521

	As of March 31, 2006
		Refinancing
		Pro Forma
	Actual	Adjustments		As Adjusted(16)
	(Restated)
	(Amounts in thousands)
Selected Balance sheet data:
Cash	$25,768	$(25,000	)(17)	$768
Rental equipment, net	383,651	—		383,651
Goodwill	26,066	—		26,066
Deferred financing costs	7,836	4,136	(18)	11,972
Total assets	667,179	(20,864	)(19)	646,315
Total debt(22)	244,332	20,587	(20)	264,919
Stockholders’ equity	205,904	(39,175	)(21)	166,729

Notes to the Unaudited Pro Forma Condensed Consolidated Statements of Operations

(1)	Historically, Eagle has reported its financial results using June 30 as its fiscal year end. To conform to our fiscal year Eagle’s historical results have been recast to reflect the unaudited results for the three month period ended March 31, 2006 and for the year ended December 31, 2005. Accordingly, the amounts disclosed for Eagle in the unaudited pro forma condensed consolidated statements of operations will not agree with Eagle’s unaudited financial results appearing elsewhere in this offering circular. Since our acquisition of Eagle was consummated on February 28, 2006, Eagle’s historical results for the three months ended March 31, 2006 include only the period from January 1, 2006 through February 27, 2006. Historical data for Eagle includes certain reclassifications to conform to our presentation.

(2)	For the year ended December 31, 2005 and the three months ended March 31, 2006 (as Restated), other financial data was as follows (amounts in thousands):

		Reorganization
		and Initial
		Public Offering	Eagle	Acquisition	Refinancing
	H&E Historical	Adjustments	Historical(1)	Adjustments	Adjustments	Pro Forma

For the year ended December 31, 2005:
EBITDA(a)	$130,515	$15,059	$10,394	$(255)	$—	$155,713
Adjusted EBITDA(a)	130,515	15,059	10,394	(255)	—	155,713
Depreciation and amortization(b)	59,860	6,020	8,197	(1,311)	—	72,766
Total capital expenditures (gross)(c)	190,908	—	9,605	—	—	200,513
Total capital expenditures (net)(d)	102,920	—	7,315	—	—	110,235
For the three months ended March 31, 2006 (Restated):
EBITDA(a)	$33,594	$9,233	$1,050	$(619)	$—	$43,258
Adjusted EBITDA(a)	41,594	1,233	1,050	(619)	—	43,258
Depreciation and amortization(b)	18,440	1,505	1,276	(137)	—	21,084
Total capital expenditures (gross)(c)	78,390	—	642	—	—	79,032
Total capital expenditures (net)(d)	53,574	—	472	—	—	54,046

We define EBITDA as net income (loss) from continuing operations before interest expense, income taxes, and depreciation and amortization. We define Adjusted EBITDA for the periods presented as EBITDA as adjusted for the fee paid in connection with the termination of a management services agreement that was recorded in the three month period ended March 31, 2006 (as Restated). We use EBITDA and Adjusted EBITDA in our business operations to, among other things, evaluate the performance of our business, develop budgets and measure our performance against those budgets. We also believe that analysts and investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate a company’s overall operating performance. However, EBITDA and Adjusted EBITDA have material limitations as analytical tools and you should not consider this in isolation, or as a substitute for analysis of our results as reported under GAAP. We find EBITDA and Adjusted EBITDA useful tools to assist us in evaluating performance because they eliminate items related to capital structure, income taxes and non-cash charges. The items that we have eliminated in determining EBITDA and Adjusted EBITDA are interest expense, income taxes, depreciation of fixed assets (which includes rental equipment and property and equipment) and amortization of intangible assets and, in the case of Adjusted EBITDA, as EBITDA as adjusted for the management services agreement termination fee. However, some of these eliminated items are significant to our business. For example, (i) interest expense is a necessary element of our costs and ability to generate revenue because we incur a significant amount of interest expense related to our outstanding indebtedness; (ii) payment of income taxes is a necessary element of our costs; and (iii) depreciation is a necessary element of our costs and ability to generate revenue because rental equipment is the single largest component of our total assets and we recognize a significant amount of depreciation expense over the estimated useful life of this equipment. Any measure that eliminates components of our capital structure and costs associated with carrying significant amounts of fixed assets on our balance sheet has material limitations as a performance measure. In light of the foregoing limitations, we do not rely solely on EBITDA and Adjusted EBITDA as performance measures and also consider our GAAP results. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other measures derived in accordance with GAAP. Because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Set forth below is a reconciliation of pro forma net income to Pro Forma EBITDA for the periods presented (amounts in thousands).

		Three Month
	Year Ended	Period Ended	Twelve Month
	December 31,	March 31,	Period Ended
	2005	2006	March 31, 2006

Pro forma net income	$44,205	$11,376	$52,984
Income tax provision (benefit)	10,200	3,574	9,516
Interest expense(12)	28,542	7,224	29,255
Depreciation and amortization(b)	72,766	21,084	77,365
Pro Forma EBITDA	$155,713	$43,258	$169,120

(a)	See note (7) to the “Offering Circular Summary — Summary Historical and Pro Forma Financial Data” for a reconciliation of EBITDA and Adjusted EBITDA for the periods presented.
(b)	This excludes amortization of loan discounts and amortization of deferred financing costs included in interest expense.
(c)	Total capital expenditures (gross) include rental equipment purchases, assets transferred from new and used inventory to rental fleet and property and equipment purchases.
(d)	Total capital expenditures (net) include rental equipment purchases, assets transferred from new and used inventory to rental fleet and property and equipment purchases less proceeds from the sale of these assets.

(3)	The pro forma adjustment is made to reflect the elimination of transactions, primarily related to the acquisition of equipment, between us and Eagle. During the three month period ended March 31, 2006 and year ended December 31, 2005, we recorded revenue of approximately $0.6 million and $8.3 million, respectively, related to transactions with Eagle, for which our costs were approximately $0.4 million and $7.4 million, respectively.

(4)	Rental fleet under operating leases purchased with proceeds from our initial public offering is currently depreciated over a five-year useful life. A pro forma adjustment to reflect additional depreciation expense of $1.5 million and $6.0 million for the three month period ended March 31, 2006 and the year ended December 31, 2005 has been made. Additionally, a pro forma adjustment of $1.0 million and $12.9 million for the three month period ended March 31, 2006 and the year ended December 31, 2005 has been made to eliminate historical lease rental expense on this equipment.

(5)	For pro forma purposes, we are estimating a fair value of the acquired Eagle rental fleet of $32.3 million and an estimated useful life for the fleet of five years. On a pro forma basis, depreciation expense would be approximately $1.1 million and $6.5 million for the period January 1, 2006 to February 28,

2006 (the date of the Eagle acquisition) and the year ended December 31, 2005, respectively. A pro forma adjustment has been made to reflect the decreases of approximately $0.1 million and approximately $1.3 million over the historical depreciation expense reported by Eagle for the period January 1, 2006 to February 28, 2006 (the date of the Eagle acquisition) and the year ended December 31, 2005, respectively.

(6)	In connection with our initial public offering, we terminated a management services agreement. A pro forma adjustment has been made to eliminate the historical expense related to this agreement of $0.2 million and $2.1 million for the three month period ended March 31, 2006 and the year ended December 31, 2005, respectively.

(7)	The pro forma adjustment is made to exclude the nonrecurring payment of $8.0 million to an affiliate of BRS to terminate a management services agreement in connection with and from the net proceeds of our initial public offering.

(8)	Interest expense is comprised of cash-pay interest (interest recorded on debt and other obligations requiring periodic payments) and non-cash pay interest.

(9)	Represents avoided interest expense of approximately $0.8 million and $5.0 million for the three month period ended March 31, 2006 and the year ended December 31, 2005, respectively, as a result of the use of proceeds from our initial public offering to pay down amounts outstanding under our senior secured credit facility.

(10)	The pro forma adjustment is made to reflect the elimination of interest expense of approximately $0.3 million and $1.3 million for the three month period ended March 31, 2006 and the year ended December 31, 2005, respectively, on Eagle’s line of credit of $24.5 million at February 28, 2006, which we did not assume.

(11)	Represents the net reduction in interest expense as a result of the issuance and sale of notes in this offering, the application of the net proceeds from this offering, and the other sources and uses of funds as discussed under “Use of Proceeds.” Interest rates used in the computation of pro forma interest expense are subject to change. For the computation of the interest rate on the notes offered hereby, we have assumed an interest rate of 8.0%. A 0.125% increase or decrease in the assumed interest rate would increase or decrease, as the case may be, on a pre-tax basis interest expense by $0.3 million for the year ended December 31, 2005 and $0.1 million for the three month period ended March 31, 2006.

(12)	The deferred compensation liability of approximately $8.6 million owed to one current executive and a former executive settled in connection with our initial public offering bears interest at 13%. A pro forma adjustment of approximately $0.2 million and approximately $1.1 million for the three month period ended March 31, 2006 and the year ended December 31, 2005, respectively, has been made to reflect the elimination of historical interest expense on deferred compensation liabilities.

(13)	Elimination of minority interest. Eagle High Reach Equipment, Inc. (“Eagle Inc.”) held a 50% ownership interest in its subsidiary, Eagle High Reach Equipment, LLC (“Eagle LLC”) and SBN Eagle LLC held the remaining 50%. In the acquisition, we acquired 100% of the capital stock of Eagle Inc., and 100% of the equity interests of Eagle LLC (including the 50% interest held by SBN Eagle LLC). As a result, we have a 100% financial interest in both Eagle Inc. and Eagle LLC, and both Eagle Inc. and Eagle LLC will be consolidated into our financial statements.

(14)	Pro forma amounts represent the estimated income tax effects of the Company’s Reorganization, initial public offering, the Eagle acquisition and the Refinancing, assuming each of these transactions occurred on January 1, 2005. The effective tax rates derived from these estimates are not indicative of expected or actual effective tax rates for the period in which such transactions occurred.

(15)	In calculating shares of our common stock outstanding and net income (loss) per share on a pro forma basis, we give retroactive effect to the completion of the Reorganization Transactions and the initial public offering as if each had occurred on January 1, 2005.

(16)	The amounts shown in the “As Adjusted” column give pro forma effect to the Refinancing and assume that all of our existing notes will be tendered and purchased in the Tender Offer and assume the amount of the tender offer price and fees described in this offering circular under “Use of Proceeds.” Amounts will depend upon the amount of existing notes actually tendered and purchased, and the actual amount of the tender offer consideration. In addition, amounts will depend upon the amount of cash on hand that is available at the time, and we may borrow more or less under our senior secured credit facility depending upon the amount of cash available. See “Use of Proceeds” discussion for further information.

(17)	The amount assumes that all of our existing notes will be tendered and purchased in the Tender Offer and assumes the amount of the tender offer price and fees described in this offering circular under “Use of Proceeds.” Amount will depend upon the amount of existing notes actually tendered and purchased, and the actual amount of the tender offer consideration. In addition, amount will depend upon the amount of cash on hand that is available at the time, and we may borrow more or less under our senior secured credit facility depending upon the amount of cash available.

(18)	Reflects the net increase in deferred financing costs resulting from the deferred financing costs incurred related to the Refinancing, net of the write-off of the unamortized deferred financing costs of the existing notes.

(19)	Represents the net change as a result of the adjustments above to cash and deferred financing costs.

(20)	See notes (2), (3) and (4) to “Capitalization” for a description of the adjustments above to total debt.

(21)	Includes estimated loss on early extinguishment of debt at March 31, 2006 comprised of approximately $41.5 million for tender premiums, consent solicitation fees and the write-off of unamortized original issue discount and deferred financing costs related to the existing senior secured and existing senior subordinated notes, net of estimated tax effects. As a result of these costs and expenses, we expect that we will recognize a substantial charge that will reduce our net income for the third quarter and fiscal year 2006, with a corresponding negative impact on earnings per common share. These negative consequences are not reflected in the pro forma financial information presented in this offering circular.

(22)	Actual total debt represents amounts outstanding under the senior secured credit facility, existing senior secured and senior subordinated notes, notes payable and capital leases. Total debt as adjusted represents amounts outstanding under the senior secured credit facility, the notes offered hereby, notes payable and capital leases.